EXHIBIT 23.1


                        Consent of Independent Auditors



The Board of Directors and Stockholders
Exar Corporation:

We consent to the incorporation by reference in Registration Statement Nos. 33-58991 and 33-59071 of Exar Corporation on Forms S-8 and S-3 of our report dated April 30, 1997, appearing in this Annual Report on Form 10-K of Exar Corporation for the year ended March 31, 1997.


DELOITTE & TOUCHE, LLP


San Jose, California
June 27, 1997